EXHIBIT 10.34

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


        THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is entered into as of January 12, 1999 by and among VALUE AMERICA, INC., a Virginia corporation (the "Company"), VULCAN VENTURES INCORPORATED, a Washington Corporation, FDX CORPORATION, a Delaware corporation ("FDX"), and FREDERICK W. SMITH, a resident of the State of Tennessee ("Smith") (each a "Series C Investor" and collectively, the "Series C Investors").

        THE PARTIES hereby agree as follows:

        1. Authorization of Securities. The Company is authorizing the issue and sale of 6,000,000 shares of its 5% Cumulative Convertible Series C Preferred Stock, without par value (the "Preferred Stock"), and Warrants (the "Warrants") to purchase (i) an aggregate of 1,800,000 shares of the Company's common stock, without par value ("Common Stock") subject to the terms of warrants substantially in the form attached hereto as Annex 1(a) (1) - (3) (the "Vulcan Primary Warrant" to purchase 1,500,000 Shares of Common Stock, the "FDX Primary Warrant" to purchase 150,000 Shares of Common Stock, and the "Smith Primary Warrant" to purchase 150,000 Shares of Common Stock, respectively, and collectively, "Primary Warrants") and (ii) an aggregate of 473,724 shares of Common Stock subject to the terms of a warrant substantially in the form attached hereto as Annex 1(b) (the "Antidilution Warrant"). The Preferred Stock has the rights, preferences and privileges set forth in the Company's Articles of Amendment of Articles of Incorporation (hereinafter referred to as the "Certificate"), substantially in the form attached hereto as Annex 1(c). The Preferred Stock is convertible into and the Warrants are exercisable for shares of the Company's Common Stock; the Common Stock into which the Preferred Stock and the Warrants is convertible into and exercisable for are sometimes referred to herein as the "Conversion Stock"; and the Preferred Stock, Warrants and the Conversion Stock are sometimes referred to herein individually and collectively as the "Securities".

        2. Sale and Purchase of Preferred Stock and Warrants. Upon the terms and subject to the conditions herein contained, the Company agrees to issue and sell at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), (i) to Vulcan, and Vulcan will purchase from the Company, 5,000,000 shares of Preferred Stock, the Vulcan Primary Warrant and the Antidilution Warrant, at an aggregate purchase price of $50,000,000 (the "Vulcan Purchase Price") (ii) to FDX, and FDX will purchase from the Company, 500,000 shares of Preferred Stock and the FDX Primary Warrant, at an aggregate purchase price of $5,000,000 (the "FDX Purchase Price") and (iii) to Smith, and Smith will purchase from the Company, 500,000 shares of Preferred Stock and the Smith Primary Warrant, at an aggregate purchase price of $5,000,000 (the "Smith Purchase Price"), at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined). The aggregate purchase price of $60,000,000 payable by all of the Series C Investors is sometimes referred to herein as the "Purchase Payment".

      Notwithstanding anything in this Agreement to the contrary, (i) Smith shall have, simultaneously with his execution of this Agreement, delivered an executed Subscription Agreement to purchase 500,000 shares of Common Stock and a warrant to purchase 150,000 shares of Common Stock, substantially in the form attached hereto as Annex 2 (the "Smith Contingent Subscription Agreement"), to the Company, which Smith Contingent Subscription Agreement shall be held in escrow by the Company until the satisfaction of the contingency in Part "(ii)" of this Section 2 has been satisfied, (ii) if the Closing of this Agreement has not occurred by the time that the Company notifies Smith by telephone, voicemail, in writing, or by facsimile, such notice to be deemed made when given irrespective of Smith's receipt thereof, that the Company is prepared to file a Registration Statement on Form S-1 with the Securities Exchange Commission in connection with a Qualified Offering, as defined herein (the "IPO Filing"), then Smith shall be removed as a party to this Agreement and shall be considered to be a party to the Smith Contingent Subscription Agreement, which the Company shall then execute, but if no such notice of the IPO Filing is given to Smith prior to the Closing of this Agreement, then the Company shall return the Smith Contingent Subscription Agreement marked cancelled, and Smith shall remain a party to this Agreement, (iii) if the Company gives Smith notice of the IPO Filing as provided in Part "(ii)" of this Section 2, Smith agrees to pay the Smith Purchase Price by wire transfer within two hours of such notice of the IPO Filing in exchange for the securities he shall receive pursuant to the Smith Contingent Subscription Agreement, (iv) if the Company and one or more but not all of the Series C Investors execute and remain parties to this Agreement, the Agreement shall be fully enforceable and binding on the Company and any Series C Investor who has so executed and remained a party to the Agreement, irrespective of the fact that one or more of the remaining Series C Investors has either not executed this Agreement or does not remain a party to this Agreement by operation of Part "(ii)" of this Section 2, and (v) the Company agrees that it will not, without Vulcan's prior written consent, offer or sell any shares of Preferred Stock to any party other than FDX or Smith.

      3. Closing. The closing of the sale to and purchase by the Series C Investors of the Preferred Stock and the Warrants (the "Closing") shall occur at the offices of LeClair Ryan, A Professional Corporation, 707 East Main Street, 11th Floor, Richmond, Virginia 23219, at the hour of 10:00 A.M., Eastern time, on January 18, 1999 or at such different time or day as the Series C Investors and the Company shall agree (the "Closing Date"). At the Closing, the Company will deliver to the Series C Investors (i) certificates evidencing the Preferred Stock which shall be registered in the Series C Investors' names, and (ii) the Warrants, against delivery to the Company of payment of the Purchase Price therefor by wire transfer or a check made payable to the Company.

4.    Register  of  Securities;   Restrictions  on  Transfer  of  Securities;
      Removal  of  Restrictions on Transfer of Securities

              4.1 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the shares of Preferred Stock, the shares of Common Stock, and the Warrants, in which it shall register the issue and sale of all such shares and Warrants. All transfers of the Securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the Securities as the actual holder of the Securities so registered until the Company or its agent is required to record a transfer of such Securities on its register. Subject to
Section 4.2 hereof, the Company or its agent shall be required to record any such transfer when it receives the Security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

              4.2    Restrictions on Transfer.

                     (a) Each Series C Investor understands and agrees, that the Securities it will be acquiring have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any State, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act or applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act or registration or qualification requirements under applicable state securities laws. Each Series C Investor acknowledges that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the Company's obligation to redeem the Preferred Stock in accordance with the Certificate and to the Company's obligation to effect the registration of the Conversion Stock under the Securities Act in accordance with the Registration Rights Agreement (as hereinafter defined)) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                     (b) Each Series C Investor hereby represents and warrants to the Company that the Series C Investor (i) is acquiring the Securities for investment purposes only, for its own account, and not as nominee or agent for any other Person (as hereinafter defined), and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (ii) is an "accredited investor" within the meaning of Rule 501(a) of the Commission (as hereinafter defined) under the Securities Act,
(iii) with respect to Vulcan, is a Washington corporation headquartered in the State of Washington, with respect to FDX, is a Delaware corporation headquartered in the State of Tennessee, and with respect to Smith, is an individual residing in Tennessee, and (iv) has had the opportunity to review information provided to it by the Company and ask questions about and received answers regarding the same.

                     (c) Each Series C Investor hereby agrees with the Company as follows:

                           (i)   Subject to Section 4.3 hereof, the certificates
evidencing the Preferred Stock and the Conversion Stock, and each certificate issued upon transfer thereof, will bear the following legends:

        "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act and such state securities laws covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act and such state securities laws.

        The sale or transfer of the securities represented by this certificate are subject to the terms and conditions of a Preferred Stock and Warrant Purchase Agreement (as such agreement may be amended), by and among Value America, Inc., a Virginia corporation, Vulcan Ventures Incorporated, a Washington corporation, and certain other purchasers, dated as of January 12, 1999, and no transfer of the interests represented by this certificate shall be valid or effective without compliance with the terms and conditions of such agreement. A copy of such agreement is on file in the principal office of Value America, Inc., and will be sent without charge to each stockholder who so requests. Such requests must be made to the secretary of the Company at its principal office.

        Information regarding the designations, relative rights, preferences and limitations applicable to each class or series of capital stock of Value America, Inc., the variations therein and the authority of the Board of Directors to determine variations for future classes or series may be obtained at no cost by written request made by the holder of record hereof to the secretary of Value America, Inc. at the principal executive offices of such Company."

                           (ii) The certificates  representing  such Securities,
and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                           (iii)  Absent  an  effective  registration  statement
under the Securities Act covering the disposition of the Securities which such Series C Investor acquires, each Series C Investor agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of its Securities without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws, except that no such registration or opinion shall be required with respect to (A) a transfer not involving a change in beneficial ownership, (B) the transfer of any or all of the Securities by a Series C Investor to any of its affiliates or related entities provided that (i) such affiliates or related entities are "accredited investors," as defined in Rule 501(a) prescribed by the Securities and Exchange Commission pursuant to the Act, (ii) the Company is not, at the time of the transfer, "in registration" as contemplated by Rule 152 as prescribed and interpreted by the Securities and Exchange Commission pursuant to the Act, and (iii) the transferee executes a transfer certificate in form reasonably satisfactory to the Company, or (C) a sale to be effected in accordance with Rule 144 or 144A of the Commission under the Securities Act (or any comparable exemption).

                           (iv) Each Series C Investor  agrees to the  Company's
making a notation on its records or giving instructions to any transfer agent of the Common Stock or Preferred Stock in order to implement the restrictions on transfer of the Securities mentioned in this subsection (c).

              4.3 Removal of Transfer Restrictions. Any legends endorsed on a certificate evidencing a Security pursuant to Section 4.2(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Security (a) if such Security is registered under the Securities Act, or (b) if such Security may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act.

              4.4 Lock-Up Agreement. Each Series C Investor agrees to execute a Lock-Up Agreement, materially in the form attached as Annex 4.4 hereto, in connection with any proposed initial public offering of the Common Stock of the Company for the account of the Company pursuant to an effective registration statement under the Securities Act and, to the extent that the Company should change lead underwriters prior to the effective date of such initial public offering, each Series C Investor agrees to execute a Lock-Up Agreement with such lead underwriter, so long as such agreement is materially in the form attached as Annex 4.4 hereto.

        5. Representations and Warranties by the Company. In order to induce the Series C Investors to enter into this Agreement and to purchase the Preferred Stock and the Warrants, the Company hereby covenants with and represents and warrants to the Series C Investors, as of the Closing Date unless otherwise specified herein, as follows:

              5.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into or issue, as applicable, this Agreement, the Warrants and, if the Company is a party thereto, the Waiver of Right of First Refusal (as defined in Section 6.1), the Waiver of Anti-Dilution Effect (as defined in Section 6.1), the Waiver of Registration Rights (as defined in Section 6.1), the Agreement to Issue Warrants (as defined in Section 6.1), the First Amendment of Series A and Series B Preferred Stock Purchase Agreements (as defined in Section 6.1), the Second Amended and Restated Registration Rights Agreement (as defined in Section 6.1), the Voting Agreement (as defined in Section 6.1), and the First Amendment of Amended and Restated Stockholders Agreement (as defined in Section 6.1), (each individually, an "Ancillary Agreement" and collectively, the "Ancillary Agreements"), to issue the Securities and to carry out the provisions hereof and of the Ancillary Agreements and the terms of the Certificate and the Securities. The copies of the Articles of Incorporation and Bylaws of the Company which have been delivered to the Series C Investors or their counsel prior to the execution of this Agreement are true, correct and complete and contain all amendments through the Closing Date, except for the amendments to the Articles of Incorporation which have been or will be accomplished by the filing of the Certificate with the State Corporation Commission of the Commonwealth of Virginia. The Company has no Subsidiaries (as hereinafter defined) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association, business enterprise, joint venture, or similar arrangement.

              5.2 Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary.

               5.3 Capital Stock. The authorized capital stock of the Company consists of (a) 500,000,000 shares of Common Stock, of which that number of shares as is set forth on Annex 5.6 hereto are issued and outstanding, (b) 5,000,000 shares of Series A Preferred Stock, of which 5,000,000 shares are issued and outstanding, (c) 617,979 shares of Series B Preferred Stock of which 617,979 shares are issued and outstanding and (d) 6,000,000 shares of Series C Preferred Stock, of which either 5,500,000 or 6,000,000 shares will be issued and outstanding upon the Closing of this Agreement (depending on the resolution of the contingency in Section 2). The Company has no authority to issue any other capital stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of such shares of Series A Preferred Stock, Series B
 Preferred Stock and Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws, and (c) except as disclosed in Annex 5.3, accomplished in conformity with all other federal and applicable state securities laws, rules and regulations. The Company has (A) pending the execution by all shareholders of the Company of a unanimous consent distributed prior to the Closing Date, reserved a total of 6,250,000 shares of Common Stock for issuance under the Company's 1997 Stock Incentive Plan (the "Stock Plan"), (B) reserved or is contemplating reserving such number of shares of Common Stock for issuance upon exercise of outstanding warrants to purchase Common Stock as is set forth on Annex 5.6 hereto, (C) reserved a total of 2,883,230 shares of Common Stock upon conversion of the Series A Preferred Stock, and (D) reserved a total of 1,853,937 shares of
 Common Stock upon conversion of the Series B Preferred Stock. Except as expressly provided in this Agreement (including without limitation Section 5.6 hereof), the Annexes hereto, or the Company's Articles of Incorporation, as amended, the Company has no outstanding subscription, option, warrant, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement of any character or nature whatsoever under which the Company is or may be obligated to issue Common Stock, preferred stock or other Equity Security (as hereinafter defined) of any kind. Except as set forth on Annex 5.3 hereto, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any Equity Securities or rights to purchase Equity Securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Company.

              5.4 Preferred Stock and the Warrants. Subject to the approval of the transactions contemplated hereby and the Certificate by the Company's Board of Directors and shareholders by Closing as provided in Section 6.1(m) hereof,
(a) the Preferred Stock and the Warrants are duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will have the rights, preferences and privileges specified in the Certificate and will be free and clear of all Liens (as defined in Section 11 hereof) and restrictions, other than Liens that might have been created by the Series C Investors and restrictions on transfer imposed by (i) Sections 4.2 and 4.3 hereof, (ii) applicable state securities laws and (iii) the Securities Act, and (b) the Conversion Stock is duly authorized and has been reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants and, when issued upon such conversion or exercise in accordance with the terms of the Certificate or the Warrants, will be duly authorized, validly issued, fully paid and nonassessable Common Stock and free and clear of all Liens and restrictions, other than Liens that might have been created by the Series C Investors and restrictions imposed by (i) Sections 4.2 and 4.3 hereof, (ii) applicable state securities laws and (iii) the Securities Act. Except as disclosed on Annex 5.4 hereto, the sale of the Preferred Stock and the Warrants and the subsequent conversion of the Preferred Stock into and the exercise of the Warrants for Conversion Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

              5.5   Indebtedness   for  Borrowed  Money.   The  Company  has  no
Indebtedness for Borrowed Money except as disclosed on the Balance Sheet (as hereinafter defined) or on Annex 5.5 hereto.

              5.6 Shareholder List. Annex 5.6 hereto contains a true and complete list of the names and addresses of the beneficial holders of all of the outstanding Common Stock, Series A Preferred Stock, and Series B Preferred Stock, and of the holders of all outstanding options, warrants or other rights to purchase Common Stock. With respect to holders of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, Annex 5.6 contains a true and complete description of the number of shares held by each such holder, the date such shares were purchased, the price paid per share and the form of payment therefor. With respect to each outstanding option, Annex 5.6 sets forth the date of grant, the number of shares subject thereto, the exercise price, vesting schedule and expiration date. With respect to warrants, Annex 5.6 sets forth the date of issue of each warrant, the number of shares of Common Stock subject to the warrant, the exercise price and expiration date. Except as disclosed in Annex 5.6, no holder of Common Stock or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Securities or otherwise. Except as disclosed in Annex 5.6, there is no voting trust, agreement or arrangement among any of the beneficial holders of Common Stock of the Company affecting the exercise of the voting rights of such stock.

              5.7 Corporate Acts and Proceedings. Subject to the approval of the transactions contemplated hereby and the Certificate by the Company's Board of Directors and shareholders by Closing as provided in Section 6.1(m) hereof, all corporate acts and proceedings on the part of the Company, its officers, directors, and shareholders, required for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the offer, issuance and delivery of the Securities and the performance of this Agreement and the terms of the Certificate have been lawfully and validly taken or will have been so taken prior to the Closing.

              5.8 Compliance with Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations, except to the extent that noncompliance with laws, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined). The execution and delivery by the Company of this Agreement and the Ancillary Agreements and the performance of this Agreement and the Ancillary Agreements, and the terms of the Certificate (a) subject to the approval of the transactions contemplated hereby and the Certificate by the Company's Board of Directors and shareholders by Closing as provided in Section 6.1(m) hereof, will not require from the Board or shareholders of the Company any consent or approval that has not been validly and lawfully obtained (except to the extent that additional Board action may be required to effect a Securities Act registration), (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as shall have been lawfully and validly obtained prior to the Closing (and except for such filings and actions that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, filing a Form D with the Commission within 15 days of the Closing Date and related filings with state securities administrators, and proceedings under the Securities Act or state blue sky laws to register Common Stock under the Securities Act or state blue sky laws), (c) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the Articles of Incorporation or Bylaws of the Company, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected, to the extent that such violation, conflict breach or default would (individually or in the aggregate) have a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien. The Company is not in material violation of, or (with or without notice or lapse of time or both) in default under, any term or provision of its Articles of Incorporation or Bylaws or of any indenture, loan or credit agreement, note agreement, promissory note, deed of trust, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which any of the Company's properties, assets or rights is bound or affected. The Company is not subject to any restriction of any kind or character which has or may have a Material Adverse Effect or which prohibits the Company from entering into this Agreement or any Ancillary Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement, any Ancillary Agreement or the Certificate or the consummation of the transactions contemplated hereby or thereby.

              5.9 Binding Obligations. This Agreement, each Ancillary Agreement and the Certificate constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

              5.10 Securities Laws. Subject to the accuracy of the Series C Investors' representations and warranties in Section 4.2(b), the offer, issue and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

              5.11 No Brokers or Finders. Except as provided in Annex 5.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Series C Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

              5.12 Financial Statements. Attached hereto as Annex 5.12 are the Company's audited balance sheet as of December 31, 1997 and the audited statements of operation, changes in shareholders' equity and cash flow for the Company's twelve-month period then ended, together with the opinion of PricewaterhouseCoopers LLP thereon, and the Company's unaudited balance sheet (the "Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date") and the unaudited statements of operation, changes in shareholders' equity and cash flows for the nine-month period then ended. These financial statements (i) are in accordance with the books and records of the Company, and (ii) fairly and accurately present the financial condition of the Company at the respective dates of the balance sheets and the results of its operations for the twelve-month and nine-month periods therein specified. The Balance Sheet discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Company at the Balance Sheet Date which must be disclosed on an accurate balance sheet prepared in accordance with generally accepted accounting principles.

              5.13 Absence of Undisclosed Liabilities. Except as disclosed on Annex 5.13 hereto, the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission to act at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including without limitation unfunded past service liabilities under any pension, profit sharing or similar plan, except (a) to the extent set forth on or reserved against in the Balance Sheet or the audited financial statements attached as Annex 5.12 to this Agreement, and (b) current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business, since the Balance Sheet Date, none of which (individually or in the aggregate) has a Material Adverse Effect.

              5.14  Changes.  Since the Balance Sheet Date as to clauses (a) and
(c) below and since one year prior to the Balance Sheet Date as to the remaining clauses of this Section 5.14, except as disclosed on Annex 5.14 hereto, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business, finances, properties or prospects of the Company, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) canceled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Agreement, (i) encountered any labor difficulties or labor union organizing activities, (j) except in the usual and ordinary course of business, made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any Equity Security (as hereinafter defined), (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding Equity Securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

              5.15 Material Agreements of the Company. Except as expressly set forth in this Agreement, the Balance Sheet or the audited financial statement attached as Annex 5.12 to this Agreement, or as disclosed on Annex 5.15 hereto, the Company is not a party to any written or oral agreement, instrument or arrangement not made in the ordinary course of business that is material to the Company and the Company is not a party to any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance (other than group medical, hospitalization or insurance plans applicable to all employees in which benefit levels are not related to compensation) or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money (as defined in Section 11) or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness (as defined in Section 11), (f) guaranty of any Indebtedness, (g) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $150,000 per annum, (h) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate (as hereinafter defined) or any "associate" (as this term is defined in Rule 405 of the Commission under the Securities Act) of the Company or any officer, director or shareholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (l) agreement or license under which the Company has granted or transferred to any Person, or under which any Person has granted or transferred to the Company, the right to exploit or otherwise use any patent, trademark, service mark, copyright, trade name, trade secret, software, Intellectual Property (as defined in Section 11) or other intangible asset, (m) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (n) agreement to register securities under the Securities Act, or (o) agreement, instrument or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $150,000. For purposes of this Section 5.15 and Section 5.20, "material" shall mean an obligation which by its terms calls for aggregate expenditures or receipts by the Company in excess of $150,000. The Company has furnished to each Series C Investor true and complete copies of all material agreements and other documents requested by each Series C Investor or their authorized representatives. All parties having material contractual arrangements with the Company are in substantial compliance therewith, and none is in default in any material respect thereunder. The Company does not have outstanding any power of attorney.

              5.16 Employees. The following individuals (collectively, "Designated Key Employees") are in the full-time employ of the Company: Craig A. Winn, Glenda Dorchak, Dean Johnson, Joseph Page and Jerry Goode. To the best of the Company's knowledge, no Designated Key Employee of the Company has any plans to terminate his or her employment with the Company, and the Company has no intention of terminating the employment of any Designated Key Employee. To the best of the Company's knowledge, no Designated Key Employee or any other employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, (a) that would conflict with such employee's obligation diligently to promote and further the interests of the Company or (b) that would conflict with the Company's business as now conducted or as proposed to be conducted. No Designated Key Employee has any direct or indirect equity interest (by way of stock ownership or otherwise) in any firm, partnership, corporation, association or business enterprise, other than any such interest (i) in a corporation which is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and (ii) which does not, alone or in the aggregate with other such interests, exceed one percent (1%) of the equity of such corporation. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has encountered no material labor difficulties. Except as disclosed on Annex 5.15 or Annex 5.16 hereto, the Company is not under any obligation or liability to any officer, director, employee or Affiliate of the Company, and no employee has any agreement or contract, written or verbal, regarding his or her employment.

              5.17 Tax Returns and Audits. Except as disclosed on Annex 5.17, all required federal, state and local tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. Except as disclosed on Annex 5.17, the Company is not and has not been delinquent in the payment of any tax, assessment or governmental charge. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns nor any state income or franchise tax returns has ever been audited by governmental authorities and the Company has not been advised (a) that any of its returns, federal, state, or other, have been or are being audited, or (b) of any deficiency in assessment or proposed judgment to its federal, state, or other taxes. Except as disclosed on Annex 5.17, the reserves for taxes, assessments and governmental charges reflected on the Balance Sheet or the audited financial statements attached as Annex 5.12 to this agreement are and will be sufficient for the payment of all unpaid taxes, assessments and governmental charges payable by the Company with respect to the period ended on the Balance Sheet Date. Except as disclosed on Annex 5.17, since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

              5.18   Patents and Other Intangible Assets.

                     (a) The Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted or proposed to be conducted, (ii) is not infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any patent, trademark, service mark, trade name, copyright or license with respect thereto, and (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                     (b) The Company owns and has the unrestricted right to use all trade secrets, including know-how, negative know-how, formulas, patterns, compilations, programs, devices, methods, techniques, processes, inventions, designs, technical data, computer software (in both source code and object code forms and all documentation therefor, except for third-party licensed software as shown on Annex 5.29A), including without limitation the Fully Operational Software (as defined in Section 11), and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors and which the Company has taken reasonable steps to maintain in secret (all of the foregoing of which are collectively referred to herein as "intellectual property") required for or incident to the conduct of the Company's business, as it is presently conducted and as it is proposed to be conducted, in each case free and clear of any right, Lien or claim of others, including without limitation former employers of its employees.

                     (c) Since its organization, the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all intellectual property and all Inventions (as defined below). Since its organization, each of the Company's employees and other Persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed intellectual property or Inventions, or who has knowledge of or access to information about intellectual property or Inventions, has entered into a written agreement with the Company which provides that (i) this intellectual property, other information and Inventions are proprietary to the Company and are not to be divulged, misused or misappropriated, and (ii) this intellectual property, other information and Inventions are to be disclosed by such employees and such Persons to the Company and transferred by them to the Company, without any further consideration being given therefor by the Company, together with all of such employee's or other Person's right, title and interest in and to such intellectual property, other information and Inventions and all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to such intellectual property, other information and Inventions. Except as disclosed on Annex 5.18 hereto, no employee or officer of the Company has excluded works or inventions made prior to his or her employment with the Company from such written agreement. As used herein, "Inventions" means all inventions, developments and discoveries which during the period of an employee's or other Person's service to the Company he or she makes or conceives of, either solely or jointly with others, that relate to any subject matter with which his or her work for the Company may be concerned, or relate to or are connected with the business, products, services or projects of the Company, or relate to the actual or demonstrably anticipated research or development of the Company or involve the use of the Company's time, material, facilities or trade secret information.

                     (d) The Company has not sold, transferred, assigned, licensed or subjected to any Lien, any intellectual property, trade secret, know-how, invention, design, process, computer software or technical data, or any interest therein, necessary or useful for the development, manufacture, use, operation or sale of any product or service presently under development or manufactured, sold or rendered by the Company.

                     (e) No director, officer, employee, agent or shareholder of the Company owns or has any right in the intellectual property of the Company, or any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing, or any inventions, developments or discoveries used in or necessary for the conduct of the Company's business as now conducted or as proposed to be conducted.

                     (f) Except as disclosed on Annex 5.18 hereto, the Company has not received any communication alleging or stating that the Company or any director, officer, employee, or agent has violated or infringed, or by conducting business as proposed, would violate or infringe, any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other intellectual property of any other Person.

              5.19 Employment Benefit Plans--ERISA. Except as set forth on Annex 5.19, the Company does not maintain or make contributions to any pension, profit sharing or other employee retirement benefit plan. The Company has no material liability with respect to any such plan (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended, with respect to a multi-employer pension benefit plan, nor would the Company have any such liability if any such plan were terminated or if the Company withdrew, in whole or in part, from any multi-employer plan.

              5.20 Title to Property and Encumbrances; Leases. The Company has good and marketable title to all of its properties and assets, including without limitation the properties and assets reflected in the Balance Sheet or the audited financial statements attached as Annex 5.12 to this agreement and the properties and assets used in the conduct of its business, except for properties disposed of in the ordinary course of business since the Balance Sheet Date and except for properties held under valid and subsisting leases which are in full force and effect and which are not in default, in each case subject to no Lien, except those which are shown and described on the Balance Sheet or the audited financial statements attached as Annex 5.12 to this Agreement, except for Permitted Liens (as defined in Section 11 hereof), and except for Liens disclosed on Annex 5.20. All material leases under which the Company is a lessee of any real or personal property are valid, enforceable and effective in accordance with their terms (subject to the laws of bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally); there is not under any such lease any existing or claimed default by the Company or event or condition which with notice or lapse of time or both would constitute a default by the Company. No material lease under which the Company is a lessee of any real property contains any provision which either (i) treats a sale or transfer of any or all of the outstanding stock of the Company or a merger of the Company with another Person as an assignment of the Company's leasehold interest, or (ii) otherwise requires the consent of the lessor in the event of any such sale, transfer or merger.

              5.21 Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are adequate and sufficient for the Company's business.

              5.22 Insurance Coverage. The Company has in full force and effect the insurance coverage specified in Annex 5.22. Such insurance coverage has been issued by insurers of recognized responsibility, and insures the Company and its properties against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

              5.23 Litigation. Except as disclosed on Annex 5.23 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or threatened against, or which the Company intends to initiate, affecting (i) the Company or its properties, assets or business
(existing or contemplated), or the ability of the Company to consummate the transactions contemplated hereby, or (ii) any Designated Key Employee, before any court or governmental department, commission, board, bureau, agency or instrumentality or any arbitrator. Except as disclosed in Annex 5.23, neither the Company nor any Designated Key Employee of nor attorney for the Company is aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or technologies allegedly proprietary to any of their former employers or their obligations under agreements with former employers. Neither the Company nor any Designated Key Employee is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

              5.24 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

              5.25 Registration Rights. Except as noted in Annex 5.25 hereof, the Company has not agreed to register under the Securities Act any of its presently authorized or outstanding securities or any of its securities that may hereafter be issued.

              5.26 Licenses. Except as disclosed on Annex 5.26, the Company possesses from the appropriate agency, commission, board and governmental body and authority, whether state, local or federal, all material licenses, permits, authorizations, approvals, franchises and rights which are necessary for the Company to engage in the business currently conducted by it and proposed to be conducted, including without limitation the development, manufacture, use, sale and marketing of its existing and proposed products and services; and all such certificates, licenses, permits, authorizations and rights are in full force and effect, and, to the best of the Company's knowledge, will not be revoked, canceled, withdrawn, terminated or suspended.

              5.27 Interested Party  Transactions.  Except as disclosed on Annex
5.27 hereto, no officer, director or shareholder of the Company or any Affiliate or "associate" (as this term is defined in Rule 405 of the Commission under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any transaction, contract or agreement to which the Company is a party or by which it may be bound or affected.

              5.28 Minute Books and Check Authorizations. The minute books of the Company provided to, or, if not so provided, made available to, each Series C Investor, contain all resolutions adopted by directors and shareholders since the incorporation of the Company and fairly and accurately reflect, in all material respects, all matters and transactions referred to in such minutes. The Board has adopted, and there is in full force and effect, a policy which prohibits the issuance of any check or draft by the Company in any amount in excess of $10,000 on any deposit account of the Company unless the same has been signed by two officers of the Company who have been so authorized by action of the Board.

              5.29   Computer Software.

                     (a) Attached as Annex 5.29A hereto is a true and complete list of all material computer software used by the Company in the conduct of its business as presently conducted or as proposed to be conducted (the "Fully Operational Software"), together with a brief description of each principal function thereof. All Fully Operational Software is fully functional, complete and operational, has been fully documented and, except for software licensed to the Company as shown on Annex 5.29A ("third-party software"), both source code and object code versions thereof are in the Company's possession and control, and, except for third-party software, no Person outside the Company has possession of or access to the source code for any Fully Operational Software.

                     (b) Attached as Annex 5.29B hereto is a true and complete list of all computer software that the Company can reasonably foresee it will need to conduct its business as conducted and as proposed to be conducted that is not Fully Operational Software (the "Developing Software"), together with a brief description of the principal intended functions thereof. Annex 5.29B also contains a schedule to complete the development of each category of Developing Software (the "Completion Schedule"), and each principal system or element within each such category as well as the name of each employee and consultant of the Company who is responsible for writing, documenting and completing each identified category, system and element. The Company and each Designated Employee has carefully examined the Completion Schedule for each category, system and element of the Developing Software and believes, after conducting a reasonable investigation sufficient to reach an informed view, that the Company will be able to achieve completion of the Developing Software by the scheduled completion dates appearing in the Completion Schedule and without the Company being required to incur any material expense beyond that shown in the projections appearing in the Plan.

              5.30   Value America Web Site and Systems.

                     (a) The Company owns and has the unrestricted right to communicate and publish its "Value America" Internet product offering (the "Web Site") and conduct business on the World Wide Web at the Internet address "valueamerica.com" and in connection therewith to use the registered service mark and trade name "Value America" and in so doing is not acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto.

                     (b) The Company has not received any communication from any Person that the Web Site or the conduct of the Company's business is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto.

                     (c)   [Intentionally Ommitted]

                     (d) Except as disclosed on Annex 5.30(d) attached hereto, no Person whose product or products have been offered for sale on the Web Site has terminated or materially modified (or communicated an intention to terminate or materially modify) its relationship with the Company.

              5.31 Year 2000. The computer systems and software owned or licensed by the Company are able to accurately process date data, including but not limited to, calculating, comparing, and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

              5.32 Disclosure; Exceptions in Annexes. There is no fact which the Company has not disclosed to the Series C Investors in writing which materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the properties, business, prospects, results of operation or condition (financial or other) of the Company or the ability of the Company to perform its obligations under this Agreement or under any Ancillary Agreement or observe the terms of the Certificate. The information contained in this Agreement and in any writing furnished pursuant hereto or in connection herewith is true, complete and correct, and such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading. The parties hereto agree that, when the context so indicates, the Annexes to this Agreement and, prior to the Closing of this Agreement, the Draft Disclosure Annexes (as defined in Section 6.1(c)) shall be deemed to constitute exceptions to the Company's representations and warranties under the corresponding sections of this Agreement as of the Closing Date, regardless of whether the corresponding section of this Agreement specifically references an exception to be made in the Annexes to the Agreement.

              5.33 Assumptions in Waiver of Anti-Dilution Effect. The Company covenants with and represents to Vulcan, as of the date Vulcan executes the Waiver of Anti-Dilution Effect, as defined in Section 6.1, that the number of shares of Common Stock equivalents, Common Stock, and the warrants to purchase the numbers of shares of Common Stock issued or to be issued by the Company, as set forth in Exhibit A to the Waiver of Anti-Dilution Effect, are true and correct. However, the Company makes no covenants, representations, or warranties as to the correctness, accuracy, or appropriateness of the formulas, computations, or calculations contained in Exhibit A to the Waiver of Anti-Dilution Effect.

        5A. Series C Investor Representations and Warranties. Each Series C Investor hereby represents and warrants to the Company, as of the Closing Date, as follows:

              (1) Each Series C Investor (other than Smith) is a corporation duly organized or formed, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to enter into this Agreement and the Ancillary Agreements, to purchase the Securities and carry out the provisions of this Agreement and the Ancillary Agreements.

              (2)  All  corporate   acts  and   proceedings   required  for  the
authorization, execution and delivery of this Agreement and the Ancillary Agreements and the purchase of the Securities by the Series C Investor have been lawfully and validly taken or will have been so taken prior to the Closing.

              (3) This Agreement and the Ancillary Agreements are the legal, valid and binding obligations of the Series C Investor and are enforceable against the Series C Investor in accordance with their respective terms, except that such enforcement is limited by (a) bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity that restrict the availability of equitable remedies.

              (4) Each Series C Investor recognizes that the purchase of shares of Preferred Stock and the Warrants pursuant to this Agreement involves a high degree of risk and acknowledges that it understands such risks.

        6. Conditions of Parties' Obligations.

              6.1 Conditions of the Series C Investors' Obligations at the Closing. The obligation of the Series C Investors to purchase and pay for the Preferred Stock and the Warrants is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Series C Investors.

                     (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be deemed to have been made on the Closing Date and shall then be true and correct. The parties hereto agree that, when the context so indicates, the Annexes to this Agreement shall be deemed to constitute exceptions to the Company's representations and warranties under the corresponding sections of this Agreement as of the Closing Date, regardless of whether the corresponding section of this Agreement specifically references an exception to be made in the Annexes to the Agreement.

                     (b) Compliance with Agreement. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                     (c) No Default; No Material Adverse Effect. There shall not exist on the Closing Date any Default (as defined in Section 11) or Event of Default (as defined in Section 11) or any event or condition which, with the giving of notice or lapse of time or both, would constitute a Default or Event of Default. There shall not exist on the Closing Date any Material Adverse Effect (as defined in Section 11). Notwithstanding anything to the contrary in this Section 6.1(c), no event or condition disclosed to Vulcan or its counsel in the draft Annexes to this Agreement or the exhibits thereto on or before January 12, 1999 (the "Draft Disclosure Annexes") shall constitute a Default, an Event of Default, or a Material Adverse Effect, unless Vulcan or its counsel asserts the existence of a Default, an Event of Default, or a Material Adverse Effect on or prior to January 13, 1999.

                     (d)  Certificate  of  Officers.   The  Company  shall  have
delivered to the Series C Investors a certificate dated the Closing Date, executed by its Chairman and Chief Financial Officer, certifying the satisfaction of the conditions specified in subsections (a), (b) and (c) of this
Section 6.1.

                     (e) Certificate of Principal Shareholders. The Company shall have delivered to the Series C Investors a certificate dated the Closing Date, executed by Craig A. Winn and Rex Scatena, certifying upon having made a reasonable investigation sufficient to express an informed view, the satisfaction of the conditions specified in subsections (a), (b) and (c) of this
Section 6.1.

                     (f) Opinion of the Company's Counsel. The Series C Investors shall have received from LeClair Ryan, A Professional Corporation, counsel for the Company, an opinion dated the Closing Date substantially in the form of Annex 6.1(f) hereto.

                     (g) Certificate. The Certificate shall have been filed with the State Corporation Commission of the Commonwealth of Virginia and a copy of the Certificate of Amendment issued by the State Corporation Commission of the Commonwealth of Virginia shall have been delivered to the Series C Investors or their counsel.

                     (h) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate, including without limitation the offer, sale, issue and delivery of the Securities but excluding any filings required to be made with the Commission or state securities law administrators subsequent to Closing.

                     (i)   Supporting   Documents.   The  Series  C  Investors
shall have received the following:

                           (1)   Copies  of  resolutions  of  the  Board,
certified by the Secretary of the Company, authorizing and approving the amendments to the Articles of Incorporation of the Company reflected in the Certificate and, as to the Board, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the performance of the Certificate, and all other documents and instruments to be delivered pursuant hereto and thereto;

                           (2) A  certificate  of  incumbency  executed  by  the
Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (1) above and further certifying that the Articles of Incorporation and Bylaws of the Company delivered to the Series C Investors at the time of the execution of this Agreement or prior to Closing have been validly adopted and have not been amended or modified, except to the extent provided in the Certificate; and

                           (3)  Such  additional  supporting  documentation  and
other information with respect to the transactions contemplated hereby as the Series C Investors or their counsel may reasonably request.

                     (j)   Waiver of Right of First Refusal. The Company    (if
applicable), holders of a majority of the Series A Preferred Stock and holders of a majority of the Series B Preferred Stock shall have executed a Waiver of Right of First Refusal substantially in the form of Annex 6.1(j) hereto (the "Waiver of Right of First Refusal").

                     (k)   Waiver of Anti-Dilution Effect. The Company      (if
applicable), holders of a majority of the Series A Preferred Stock and Holders of a majority of the Series B Preferred Stock shall have executed a Waiver of Anti-Dilution Effect substantially in the form of Annex 6.1(k) hereto (the "Waiver of Anti-Dilution Effect"), counsel to the Series C Investor shall have been provided an opportunity to review and comment on a notice to the Holders of Series B Preferred Stock concerning the Waiver of Anti-Dilution Effect (the "Series B Notice"), and the Company shall have mailed the Series B Notice to all Holders of Series B Preferred Stock.

                     (l)   Waiver of Registration Rights. The Company      (if
applicable), holders of a majority of the Series A Preferred Stock and holders of a majority of the Series B Preferred Stock shall have executed a Waiver of Registration Rights substantially in the forms of Annex 6.1(l) hereto (the "Waiver of Registration Rights").

                       (m) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby, including without limitation the approval of the transactions contemplated hereby and the Certificate by the Company's Board of Directors and, as applicable, by the Company's shareholders, and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be completed and shall be satisfactory in form and substance to the Series C Investors and to their counsel.

                     (n) Agreement to Issue Warrants. The Company, Vulcan, and certain holders of the Company's Series B Preferred Stock shall have entered into an Agreement to Issue Warrants substantially in the form of Annex 6.1(n) hereto (the "Agreement to Issue Warrants").

                     (o) Hart-Scott-Rodino Filings. The Company and Vulcan shall have completed all filings (the "H-S-R Filings") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act") and the relevant waiting period under the H-S-R Act subsequent to the H-S-R Filings shall have expired or have been otherwise terminated.

                     (p) Reissuance of ULLICO Warrants. Warrants numbered C-1, C-2, and C-3 (the "ULLICO Warrants") were previously granted by the Company to The Union Labor Life Insurance Company, a Maryland corporation ("ULLICO"), George Cooney, and Tim Driscoll (the "ULLICO Warrant Holders"). Prior to Closing, the ULLICO Warrant Holders shall have returned to the Company the ULLICO Warrants and agreed to allow the Company to cancel the ULLICO Warrants and issue replacement warrants (the "ULLICO Replacement Warrants") therefor substantially in the form of Annex 6.1(p) hereto.

                     (q) Amendment of Series A and Series B Preferred Stock Purchase Agreements. The parties hereto shall have entered into an agreement amending (i) that certain Preferred Stock Purchase Agreement dated as of December 17, 1997 by and between the Company and The Union Labor Life Insurance Company, a Maryland corporation acting on behalf of its Separate Account P ("ULLICO"), and (ii) the Series B Preferred Stock Purchase Agreement dated as of June 26, 1998 and to which each of the parties hereto is also a party, and such agreement of amendment shall be substantially in the form of Annex 6.1(q) hereto (the "First Amendment of Series A and Series B Preferred Stock Purchase Agreements").
                     (r) Amendment of Stockholders Agreement. The parties hereto shall have entered into an agreement amending the Amended and Restated Stockholders Agreement dated as of June 26, 1998 and to which each of the parties hereto is also a party, and such agreement shall be substantially in the form of Annex 6.1(r) hereto (the "First Amendment of Amended and Restated Stockholders Agreement").

                     (s) Amendment of Registration Rights Agreements. The parties hereto and/or ULLICO, respectively, shall have entered into an agreement or agreements amending that certain Amended and Restated Registration Rights Agreement dated as of June 26, 1998 and to which each of the parties hereto is also a party, and such agreement or agreements of amendment shall be substantially in the form of Annex 6.1(s) hereto (the "Second Amended and Restated Registration Rights Agreement").

                     (t) Voting Agreement. The parties hereto, ULLICO, Craig A. Winn, a resident of the Commonwealth of Virginia, and Rex Scatena, a resident of the Commonwealth of Virginia, shall have entered into a Voting Agreement substantially in the form of Annex 6.1(t) hereto (the "Voting Agreement").

              6.2 Conditions of Company's Obligations. The Company's obligation to issue and sell the Preferred Stock and the Warrants to the Series C Investor on the Closing Date is subject to the fulfillment prior to or at the Closing Date of the conditions precedent specified in paragraphs (g), (h), (j), (k),
(l), (m), (n), (o), (p), (q), (r), (s), and (t) of Section 6.1 hereof, any of which may be waived in whole or in part by the Company.

              6.3 Best Efforts. Each Series C Investor agrees that it will use its best efforts, acting in said faith, to cause the conditions specified in Sections 6.1 and 6.2 hereof to be met by the Closing Date.

        7. Affirmative Covenants. The Company agrees that unless Vulcan otherwise agrees in writing, so long as Vulcan is a Holder of Restricted Stock, the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

              7.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

              7.2    Maintain Insurance.

                     (a) Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated.

                     (b) Within 15 days following the Closing Date have in full force and effect policies of term life insurance issued by issuers of recognized responsibility, as follows: (i) in the amount of $10 million on the life of Craig A. Winn, (ii) in the amount of $3 million on the life of Glenda Dorchak,
(iii) in the amount of $2 million on the life of Dean Johnson and (iii) $1 million each on the lives of Rex Scatena, Joseph Page and Jerry Goode in each case with the Company as the sole beneficiary and so long as they are employees of the Company.

              7.3 Pay Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder, and (ii) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

              7.4 Records and Reports. Accurately and fairly maintain its books of account in accordance with generally accepted accounting principles, as approved from time to time by a majority of the Board and its independent certified public accountants; employ a firm of independent certified public accountants, which firm is either one of the five largest national accounting firms or which is approved by the Holders of the Majority of the Restricted Stock, to make annual audits of its accounts in accordance with generally accepted auditing standards; permit Vulcan and its representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as Vulcan may request and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as Vulcan may request; and the Company shall also furnish to Vulcan:

                     (a)   As soon as  available, and in any event within thirty
(30) days after the close of each monthly accounting period, financial statements prepared on a consolidated basis (together with consolidating statements in support thereof) consisting of a balance sheet of the Company as of the end of such monthly accounting period and statements of income, shareholders' equity and cash flow for such monthly accounting period, and for the portion of the Company's fiscal year ending with the last day of such monthly accounting period, setting forth in comparative form (i) the figures for such period, figures for the corresponding periods of the previous fiscal year and the budgeted figures for such periods prepared and submitted pursuant to
Section 7.5 hereof, and (ii) as of the end of each fiscal quarter, the figures for such quarter, the figures for the corresponding quarter of the preceding fiscal year and the budgeted figures for such current quarter prepared and submitted pursuant to Section 7.5 hereof, all in reasonable detail, prepared and certified by the chief executive officer or the chief financial officer of the Company as fairly presenting the financial condition as of the balance sheet date and results of operations and cash flows for the period then ended in accordance with generally accepted accounting principles consistently applied, subject to normal year end adjustments which in the aggregate shall not be material;

                     (b) As soon as  available,  and in any event within  ninety
(90) days after the close of each fiscal year of the Company (commencing with 1998), financial statements prepared on a consolidated basis (together with consolidating statements in support thereof) consisting of a balance sheet of the Company, as of the end of such fiscal year, together with statements of income, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form the figures for such fiscal year and for the previous fiscal year, all in reasonable detail, and duly certified by an opinion unqualified as to scope of a firm of independent certified public accountants, which firm is one of the five largest national accounting firms;

                     (c) So long as any Preferred Stock and the Warrants remain outstanding, promptly upon learning of the occurrence of an Event of Default or a condition or event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default, a certificate signed by the chief executive officer or chief financial officer of the Company describing such Event of Default or condition or event and stating what steps are being taken to remedy or cure the same;

                     (d) Promptly upon the receipt thereof by the Company or the Board, copies of all reports, all management letters and other detailed information submitted to the Company or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of the Company made by such accountants;

                     (e) Promptly after the same are available, copies of all such proxy statements, financial statements and reports as the Company shall send to its shareholders, and promptly upon the transmission thereof copies of all registration statements, notifications, proxy statements, reports and other documents and writings which the Company may file with or furnish to the Commission or any governmental authority at any time substituted therefor; and

                     (f) With reasonable promptness, such other information relating to the finances, properties, business and affairs of the Company and each Subsidiary, as Vulcan reasonably may request from time to time.

              7.5 Preparation of Budget. Within thirty (30) days after the Closing Date, for the Company's partial fiscal year ending after the Closing Date, and at least thirty (30) days prior to the beginning of each subsequent fiscal year, prepare and submit to the Board, and furnish to Vulcan a copy of, an annual plan for such year which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss and quarterly balance sheet projections, itemized in such detail as the Board may request. A majority of the members of the Board shall approve such budgets, statements and projections. The annual plan shall be modified as often as necessary, but in any event every six (6) months, to reflect material changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of these modifications shall be submitted to and approved by the Board and furnished to Vulcan. The Company may dispense with any six-month modification if the Board reasonably determines that no material change is required in the budget for that six-month fiscal period.

              7.6 Notice of Litigation and Disputes. Promptly notify Vulcan of each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or threatened against the Company which could materially and adversely affect its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects, or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted.

              7.7 Directors' Meetings. Hold meetings of the Board at least once every two (2) months; give Vulcan at least five (5) days' notice of, and permit an officer or other representative of Vulcan or any Person designated by Vulcan to attend as an observer, all meetings of the Board and all meetings of committees of the Board; furnish Vulcan and its designated representative with a complete and accurate copy of the minutes and other records of all meetings and other proceedings of the Board and its committees as well as of the written consents of members of the Board by which action is taken by the Board or any committee without a meeting, and minutes and written consents relating to action taken by the shareholders of the Company; provided, that, if a meeting of the Board or any committee thereof is required to be held on shorter notice than five (5) days, waiver of the notice contained in this Section 7.7 shall not be unreasonably withheld; and also furnish Vulcan and its designated representatives with a complete and accurate copy of the minutes of the meetings and the written consents with respect to action taken without a meeting of the board of directors and committees of each Subsidiary and of the shareholders of each Subsidiary. The Company will pay the reasonable out-of-pocket expenses of such Persons in attending such meetings.

              7.8 Conduct of Business. Conduct its business in accordance with all applicable provisions of federal, state, local and foreign law.

              7.9  Replacement  of   Certificates.   Upon  receipt  of  evidence
reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Securities, issue a new certificate representing such Securities in lieu of such lost, stolen, destroyed, or mutilated certificate.

              7.10 Compliance with Section 6. Use its best efforts to cause the conditions specified in Sections 6.1 and 6.2 hereof to be met by the Closing Date.

              7.11 Securities Law Filings. Make all filings necessary to perfect in a timely fashion exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration or qualification requirements of all applicable securities or blue sky laws of any state or other jurisdiction, for the issuance of the Securities to the Series C Investor.

              7.12   [Intentionally omitted]

              7.13 Compliance With Certificate and Bylaws. Perform and observe all requirements of the Company's Bylaws, Articles of Incorporation and the Certificate, including without limitation its obligations to the Holders of
Securities set forth in the Certificate and the Company's Articles of Incorporation and Bylaws.

              7.14 Internal Accounting Controls. Devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              7.15 Use of Proceeds. Use the proceeds from the sale of the Preferred Stock and the Warrants hereunder substantially as set forth in Annex
7.15 hereof.

              7.16 Prior Notice of Borrowings. Notify Vulcan of (i) the Company's intention to borrow funds by means of Indebtedness for Borrowed Money (as defined in Section 11) in excess of $5,000,000 in the aggregate subsequent to the Closing of this Agreement, and (ii) the purpose of such borrowing, at least ten days prior to the Closing of such borrowing.

        8. Negative Covenants. The Company agrees that, subsequent to Closing this Agreement, unless Vulcan otherwise agrees in writing, so long as Vulcan is a Holder of Securities, the Company (and each of its Subsidiaries unless the context otherwise requires) will not do any of the following:

              8.1 Senior or Parity Securities. So long as any Preferred Stock remains outstanding, issue, assume, create, incur or suffer to exist (a) any security that is senior to or on a parity with the Preferred Stock, or (b) any Indebtedness for Borrowed Money (as hereinafter defined) that is an Equity Security (as hereinafter defined) or is issued with an Equity Security.

              8.2 Private Offerings. Except in a public offering registered under the Securities Act, issue or sell any Equity Security unless each issuee and purchaser agrees in writing with the Company not to offer to sell, sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of, any Equity Security for at least the same period as shall be required of officers and directors of the Company prior to and after the closing of any public offering of securities of the Company registered under the Securities Act, except that (i) the Board shall have the right to dispense with this requirement in the case of sales of Common Stock to individuals who are not directors or officers of the Company and who purchase less than one percent (1%) of the then fully diluted Common Stock outstanding, and (ii) the Company need not obtain such standstill agreements from current holders of the Common Stock or holders of options or warrants to purchase Common Stock if they have already given standstill agreements restricting their right to sell as requested by the managing underwriter in an offering for up to 270 days (in the case of outstanding stock and stock purchase warrants) and 180 days (in the case of options granted under the Stock Plan).

              8.3 Changes in Type of Business. Make any substantial change in the character of its business.

              8.4 Loans; Guarantees. Make any loan or advance to any Person, including, without limitation any employee or director of the Company or any Subsidiary, except advances for travel and entertainment expenses and similar expenditures in the ordinary course of business or under the terms of a stock option plan or stock purchase agreement approved by the Compensation Committee; or guarantee, directly or indirectly, any Indebtedness except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business.

              8.5 Restrictive Agreements. Enter into or become a party to any agreement or instrument which by its terms would violate or be in conflict with or restrict the Company's performance of, its obligations under this Agreement, the Certificate or any Ancillary Agreement.

              Upon completion of a Qualified Offering, the Company shall no longer be obligated to comply with the requirements of this Section 8.

        9.    Enforcement.

              9.1 Remedies at Law or in Equity. If any Default shall occur or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof (except the Draft Disclosure Annexes (as defined in Section 6.1(c)), which shall be superseded by the Annexes to this Agreement on the Closing Date) shall be untrue or misleading in any material respect as of
(i) the Closing Date or (ii) except with respect to the exceptions to the representations and warranties set forth in the Annexes to this Agreement, as of the date it was made, furnished or delivered, the Holder of any Security may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Certificate or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or the Certificate, or to enforce any other legal or equitable right of such Holder of any such Securities, or to take any one or more of such actions. In the event a Holder brings such an action against the Company, the Holder shall be entitled to recover from the Company all fees, costs and expenses of enforcing any right of such Holder under or with respect to this Agreement or the Certificate, including without limitation such reasonable fees and expenses of attorneys, advisors, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals; provided, however, that such Holder shall be required to pay the reasonable out-of-pocket expenses of defense of the Company (including without limitation such reasonable fees and expenses of attorneys, advisors, accountants and expert witnesses, including without limitation, the fees, costs and expenses of appeals) if the Company is the prevailing party in such actions, and in such case, the Holder shall not be entitled to receive its litigation fees, costs, and expenses from the Company.

              9.2 Cumulative Remedies. None of the rights, powers or remedies conferred upon a Holder of Securities shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Certificate or now or hereafter available at law, in equity, by statute or otherwise.

              9.3 No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and any Series C Investor or the Holder of any Security and no delay in exercising any such right, power or remedy conferred hereby or by the Certificate or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

        10.   Rights of First Refusal.

              10.1 Subsequent Offerings. Each Series C Investor shall have the right of first refusal to purchase all (or any part of all) of its pro rata share of Equity Securities that the Company may, from time to time, propose to sell and issue after the Closing Date, other than the Equity Securities excluded by Section 10.5 hereof. Each Series C Investor's pro rata share is equal to the ratio of (i) the number of shares of the Company's Common Stock issued or issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants, and, with respect to Vulcan, any warrants issued to Vulcan pursuant to the Agreement to Issue Warrants (as defined in Section 6.1(n) hereto), of which each Series C Investor is deemed to be a Holder immediately prior to the issuance of such Equity Securities, over (ii) the total number of shares of the Company's outstanding Common Stock issued or issuable upon exercise or conversion of the Warrants and the shares of (a) Series A Preferred Stock, (b) Series B Preferred Stock, (c) Series C Preferred Stock, and (d) any other Equity Security convertible into or exercisable for Common Stock authorized and issued subsequent to the Closing of this Agreement which carries a right of first refusal similar to that provided to the Series C Investor herein.

              10.2 Exercise of Rights. If and each time the Company proposes to issue any Equity Securities, it shall give the Series C Investors written notice of its intention, describing the Equity Securities, the price, and the general terms and conditions upon which the Company proposes to issue the same. The Series C Investors shall have thirty-five (35) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.

               10.3 Issuance of Equity Securities to Other Persons. If not all of the Series C Investors elect to purchase their pro rata of the Equity Securities, then the Company shall promptly notify in writing the Series C Investors who do so exercise such rights and shall offer such Series C Investors the right to acquire such unsubscribed shares. The Series C Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of such unsubscribed shares. If the Series C Investors fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to complete the sale of the Equity Securities in respect of which the Series C Investors' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Series C Investors pursuant to Section 10.2 hereof. If the Company has not sold all of these Equity Securities within such sixty (60) days, the Company shall not thereafter issue or sell any of such Equity Securities, without first offering such securities to the Series C Investors in the manner provided above.

              In the event that only one of the Series C Investors executes this Agreement, the immediately preceding paragraph of this Section 10.3 shall not apply, and the following paragraph shall be substituted in its place:

              If the Series C Investor fails to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to complete the sale of the Equity Securities in respect of which the Series C Investor's rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Series C Investor pursuant to Section 10.2 hereof. If the Company has not sold all of these Equity Securities within such sixty (60) days, the Company shall not thereafter issue or sell any of such Equity Securities, without first offering such securities to the Series C Investor in the manner provided above.

               10.4 Termination of Right of First Refusal. The rights of first refusal established by this Section 10 shall terminate upon the closing of an underwritten public offering of Common Stock made pursuant to an effective registration statement under the Securities Act in which the obligation of the underwriters is to take all of such stock being offered if any is taken. Such a firmly underwritten public offering that raises at least $25 million of gross proceeds for the account of the Company and has a per share price to the public for the Common Stock of at least 110% of the "Conversion Price" of the Series C Preferred Stock (as this quoted term is defined in the Certificate) immediately prior to the closing of such public offering, is herein called a "Qualified Offering."

              10.5 Excluded Securities. The rights of first refusal established by this Section 10 shall have no application to any of the following Equity
Securities: (a) the first 6,250,000 shares of Common Stock sold pursuant to the Stock Plan to persons who are or were employees or directors of or consultants to the Company upon the exercise of stock options or pursuant to stock purchase agreements, which options and agreements are approved by the Board or the Compensation Committee, and the options to purchase such shares, (b) the warrants issued pursuant to the Agreement to Issue Warrants, as defined in
Section 6.1(n), (c) the shares issuable upon exercise of the warrants to purchase Common Stock issued and outstanding or referred to in Exhibit A to the Waiver of Anti-Dilution Effect, as defined in Section 6.1(l), (d) the Securities, (e) shares of Common Stock issuable upon conversion of the Company's Series A Preferred Stock, (f) shares of Common Stock issuable upon conversion of the Company's Series B Preferred Stock, (g) stock issued pursuant to any rights or agreements including, without limitation, convertible securities, options and warrants, provided that the rights of first refusal established by this Section 10 applied with respect to the initial sale or grant by the Company of such rights or agreements, (h) each Equity Security issued for a consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (i) any Equity Security that is issued by the Company as part of an underwritten public offering referred to in Section 10.4 hereof, (j) shares of Common Stock issued in connection with any stock split, stock dividend or reverse stock split, (k) 75,000 shares of Common Stock (as adjusted for any stock split subsequent to the Closing of this Agreement) to Chris Little, a former employee of the Company, for services rendered, and (l) any Equity Security which the Holder or Holders of a Majority of the Restricted Stock agree in writing shall not be subject to this Section 10.

              10.6 Strategic Investor Exception. Notwithstanding Sections 10.1 and 10.2, in the event the Company proposes to issue Equity Securities (other than those excluded under Section 10.5) to a Strategic Investor primarily for the purpose of establishing a business relationship that would benefit the growth or profitability of the Company's business (as contrasted with obtaining capital as a primary purpose), then rather than have the right to purchase the Series C Investors' pro rata share of the Equity Securities, the Series C Investors' rights shall be limited to purchasing such portion of such Equity Securities to be issued that will enable each Series C Investor to maintain, after giving effect to the full issuance of such Equity Securities, its fully-diluted Common Stock ownership percentage interest of the Company determined immediately prior to giving effect to the issuance of such Equity Securities. "Strategic Investor" means a Person whose primary activity is other than investing in securities or business enterprises and that the Board has concluded, reasonably and in good faith, would be likely as a result of its business activities to provide opportunities for the Company to increase its revenues and profitability substantially.

        11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 11 and those accounting terms used in this Agreement not defined in this Section 11 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this Section 11 and those accounting terms appearing in this Agreement but not defined in this Section 11 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

              "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

              "Agreement" shall mean this Agreement, as the same may be amended, modified or restated from time to time.

              "Ancillary Agreement" and "Ancillary Agreements" shall have the meaning assigned to them in Section 5.1.

              "Balance Sheet" and "Balance Sheet Date" shall have the meanings assigned to these terms in Section 5.12 hereof.

              "Board" shall mean the Board of Directors of the Company.

              "Certificate" shall have the meaning assigned to it in Section 1 hereof.

              "Closing" and "Closing Date" shall have the meaning assigned to these terms in Section 3.

              "Common Stock" shall have the meaning assigned to it in Section 1 hereof.

              "Commission" shall mean the Securities and Exchange Commission.

              "Compensation Committee" shall have the meaning assigned to it in Section 7.12(b).

              "Conversion Stock" shall have the meaning assigned to it in
Section 1 hereof.

              "Default" shall mean a material default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed under the terms of this Agreement or the Certificate, if such default or failure in performance shall remain unremedied for ten (10) days; provided, however, that the Company's failure to pay dividends on Preferred Stock shall not be a Default unless such dividends have been declared by the Board or unless the Company has failed to pay dividends payable in cash or Common Stock upon conversion of any Preferred Stock.

              "Developing Software" shall have the meaning assigned to it in Section 5.29(b).

              "Equity Security" shall mean any stock or similar security of the Company or any security (whether stock or Indebtedness for Borrowed Money) convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

              "Event of Default" shall mean (a) the failure of either the Company or any Subsidiary to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within ten (10) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of either the Company or any Subsidiary to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Fully Operating Software" shall have the meaning assigned to it in Section 5.29(a).

              "Holder" of any Security shall mean the record or beneficial owner of such Security. A Holder of Preferred Stock shall be treated as the Holder of the Restricted Stock underlying the Preferred Stock.

              "Holders of a Majority of the Restricted Stock" shall mean the Person or Persons who are the Holders of greater than 50% of the Restricted Stock.

              "Indebtedness" shall mean any obligation of the Company or any Subsidiary which under generally accepted accounting principles is required to be shown on the balance sheet of the Company or such Subsidiary as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Indebtedness even though such obligation is not assumed by the Company or Subsidiary.

              "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or any Subsidiary, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or any Subsidiary or for which the Company or any Subsidiary is otherwise contingently liable.

              "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

               "Material Adverse Effect" shall mean a material adverse effect, or any condition, situation or set of circumstances that could reasonably be expected to have a material adverse effect, on the Company and its Subsidiaries, taken as a whole, or the business, assets, properties, condition (financial and other), operations or prospects of the Company and its Subsidiaries taken as a whole.

              "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

              "Person" shall include any natural person, corporation, trust, association, limited liability company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

              "Preferred Stock," without any further designation, shall mean Series C Preferred Stock, without par value, of the Company.

              "Qualified Offering" shall have the meaning assigned to it in
Section 10.4.

              "Registration Rights Agreement" shall mean that certain Amended and Restated Registration Rights Agreement, dated as of June 26, 1998, by and among the Company, the Holders of the Series A Preferred Stock and the Holders of the Series B Stock and, as the context warrants, such agreement as amended pursuant to the terms of this Agreement.

              "Restricted Stock" shall mean (a) all Common Stock owned now or in the future by the Series C Investor, (b) the Common Stock issued or issuable upon conversion of the Preferred Stock, the Warrants, and any warrants issued to Vulcan pursuant to the Agreement to Issue Warrants, as defined in Section 6.1(n), whether owned by the Series C Investors or not, and (c) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that shares of Common Stock shall only be treated as Restricted Stock if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

              "Securities" shall have the meaning assigned to it in Section 1 hereof.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Series A Preferred Stock" shall mean the Series A Preferred Stock, without par value, of the Company as defined in the Company's Articles of Incorporation.

              "Series B Preferred Stock" shall mean the Series B Preferred Stock, without par value, of the Company as defined in the Company's Articles of Incorporation.

              "Series C Preferred Stock" shall mean the Series C Preferred Stock, without par value, of the Company as defined in the Certificate.

              "Series C Investor" and "Series C Investors"shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

              "Stock Plan" shall have the meaning assigned to it in Section 5.3 hereof.

              "Subsidiary" shall mean any corporation, association or other business entity at least 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both, where "voting stock" means any shares of stock or other equity securities having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of any contingency), general partners or managers.

              "Warrants" shall have the meaning assigned to it in Section 1 hereof.

              "Waiver of Anti-Dilution Effect" shall have the meaning assigned to it in Section 6.1(k) hereof.

              "Waiver of Right of First Refusal" shall have the meaning assigned to it in Section 6.1(j) hereof.

              "Waivers of Registration Rights" shall have the meaning assigned in Section 6.1(l) hereof

              "Web Site" shall have the meaning assigned to it in Section
5.30(a).

        12.   Miscellaneous.

              12.1 Waivers and Amendments. With the written consent of the Holders of a Majority of the Restricted Stock, the obligations of the Company and the rights of the Holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of the Securities and the Company; provided, however, that no such waiver or supplemental agreement shall affect any of the rights of any Holder of a Security created by the Certificate or by the statutory corporate law of the state of incorporation of the Company without compliance with all applicable provisions of the Certificate and such statutory corporate law. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to the Holders of the Restricted Stock who have not previously consented thereto in writing. Neither this Agreement nor the Certificate, nor any provision hereof or thereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1. Specifically, but without limiting the generality of the foregoing, the failure of the Series C Investor at any time or times to require performance of any provision hereof or of the Certificate by the Company shall in no manner affect the rights of the Series C Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement or the Certificate, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement or Certificate.

              12.2 Effect of Waiver or Amendment. Each Series C Investor and each Holder of Securities acknowledge that by operation of Section 12.1 hereof the Holders of a Majority of the Restricted Stock will, subject to the limitations contained in such Section 12.1, have the right and power to diminish or eliminate certain rights of the Series C Investor under this Agreement.

              12.3 Rights of Holders Inter Se. The Holder of Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Securities with respect to exercising or refraining from exercising any such right or rights.

              12.4   Notices.   All  notices,   requests,   consents  and  other
communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

              if to the Company to:

                     Value America, Inc.
                     1550 Insurance Lane
                     Charlottesville, Virginia 22911
                     Attention:  Mr. Craig A. Winn,
                       Chairman and Chief Executive Officer
                     Telecopier: (804) 817-7884

              with a copy to:

                     Gary D. LeClair, Esq.
                     LeClair Ryan, A Professional Corporation
                     707 East Main Street, 11th Floor
                     Richmond, Virginia 23219
                     Telecopier: (804) 783-2294

              if to Vulcan:

                     Vulcan Ventures Incorporated
                     110 110th Avenue, NE
                     Bellevue, Washington 98004
                     Attention:  William Savoy
                     Telecopier: (425) 453-1985

              With a copy to:

                     Christopher W. Wright, Esq.
                     Cooley Godward LLP
                     4205 Carillon Point
                     Kirkland, WA  98033
                     Telecopier: (425) 893-7777

              if to FDX to:

                     FDX Corporation
                     6075 Poplar Avenue
                     Memphis, TN 38119
                     Attention:  Alan B. Graf, Jr.
                     Executive Vice President and Chief Financial Officer
                     Telecopier:  (901) 395-4519
                     Telephone:  (901) 395-3370

              with a copy to:

                     FDX Corporation
                     6075 Poplar Avenue
                     Memphis, TN 38119
                     Attention:  Kenneth R. Masterson
                     Executive Vice President, General Counsel and Secretary
                     Telecopier:  (901) 395-5034
                     Telephone:  (901) 395-3388

              if to Smith to:

                     Frederick W. Smith
                        c/o FDX Corporation
                        6075 Poplar Avenue
                        Memphis, TN  38119
                     Telecopier:  (901) 398-1111
                     Telephone:  (901) 395-3377


              with a copy to:

                        William T. Mays, Jr. Esq.
                        Waring Cox, PLC
                        50 North Front Street, Suite 1300
                        Memphis, TN 38103-1190
                        Telecopier:  (901) 543-8036
                        Telephone:  (901) 543-8013


or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. A copy of any notice to the Company or to any Series C Investor or any other Holder of Securities shall also be given to each other Holder of Securities. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

              12.5 Survival of Representations and Warranties, etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Series C Investors, and the sale and purchase of the Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder. Any claim against the Company based upon any inaccuracy in any of the representations or breach of any of the warranties hereunder must be asserted against the Company, either by written notice given to the Company specifying with reasonable particularity the claimed inaccuracy or breach or by institution of an action at law or suit in equity against the Company and the serving of the process and complaint with respect thereto upon the Company, within thirty (30) months from the Closing Date.

              12.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

              12.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

              12.8 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

              12.9 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of Virginia should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

              12.10 Expenses. The Company agrees, whether or not the transactions contemplated hereby are consummated, to pay, and hold the Series C Investors and the Holders of the Securities harmless from liability for the payment of, (i) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and all agreements and documents described in Section 6.1 and the Certificate and consummation of the transactions contemplated hereby and thereby, (ii) the fees and expenses incurred with respect to any amendments to this Agreement, the Certificate or any Ancillary Agreement proposed by the Company (whether or not the same become effective), (iii) if any Series C Investor or other Holder of Securities desires to sell or otherwise transfer any or all of the Securities held by it and counsel for the Company declines to render a legal opinion to the Series C Investor or such Holder, without cost or expense to the Series C Investor or Holder, whether or not registration under the Securities Act will be required for such sale or transfer, the fees and expenses of counsel for the Series C Investor or such Holder in rendering such an opinion, (iv) the fees and expenses of one firm of counsel for any Holder or Holders of Securities who may be deemed to be Affiliates of the Company for reviewing any registration statement or prospectus to be filed under the Securities Act, or any amendments or supplements thereto, unless such registration statement is being prepared and effected in accordance with the Registration Rights Agreement and such Holder or Holders are participating as selling shareholders in such registration, (v) the fees and expenses incurred in connection with any requested waiver of the right of any Holder of Securities or the consent of any Holder of Securities to contemplated acts of the Company not otherwise permissible by the terms of this Agreement or the Certificate, (vi) stamp and other taxes, excluding income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Preferred Stock and the Warrants or upon the conversion of the Preferred Stock and the Warrants,
(vii) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement or the Certificate, and (viii) all costs of the Company's performance of and compliance with this Agreement and the Certificate.

              12.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

              12.12 Authorship. This Agreement shall not be construed for or against any party by reason of the authorship or claimed authorship of any provision of this Agreement or by reason of the status of the respective parties.

              12.13 Entire Agreement. This Agreement and any agreement, document or instrument referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral.

             [SIGNATURE PAGE OF PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT]


            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.


                        VALUE AMERICA, INC.


                        By: /s/ Craig A. Winn
                           _______________________________________
                           Craig A. Winn, Chairman and
                              Chief Executive Officer



                        VULCAN VENTURES INCORPORATED


                        By: /s/ William D.Savoy
                            ________________________________________
                              William D. Savoy
                              Vice President



                        FDX CORPORATION

                        By: /s/ Alan B. Graf, Jr.
                          ________________________________________
                        Print Name: Alan B. Graf, Jr.
                        Title: Executive Vice President and
                                  Chief Financial Officer



                        FREDERICK W. SMITH

                        /s/ Frederick W. Smith
                        ____________________________________________
                        Frederick W. Smith